Exhibit (p.6)

Sky Investment Counsel Inc.

Code of Ethics for Personal Investing

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

1.

Introduction

3

2.

Standards of Conduct

3

3.

Conflicts of Interest

3

4.

Confidentiality

3

5.

Personal Trading Rules

4

6.

Accounts to Which Pre-clearance and Reporting Apply

4

7.

Prohibited Activities

6

8.

Requirement to Obtain Pre-Clearance for Personal Trades

6

9.

Blackout Periods

7

10.

Requirement to Provide Duplicate Transaction Confirmations

7

11.

Exempt Securities

7

12.

Quarterly Transaction Reports

8

13.

Quarterly Reporting to the Board

8

14.

Breach of Code

8

15.

Certification by Access Persons

8

Appendix A – Personal Trading Form

9

Appendix B – Quarterly Transaction Report

10

Appendix C – Certification by Access Person

11

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

1.

Introduction

Due to the awareness of, and concern about, the potential for a conflict of interest to exist between the direct or indirect financial interests of an officer or employee and those of a client, Sky Investment Counsel Inc. (“SKY”) has adopted this Code of Ethics for Personal Investing (“Code”).

The Code is in place to ensure that everyone at SKY is working with the sole purpose of doing what is best for our clients with no real or perceived conflicts of interest. In the money management business, there are no higher ethical values than truth, honesty and professionalism. SKY’s reputation will be its most important asset and as such, we cannot allow the reputation of SKY, as well as the affiliated firms for which SKY acts as a sub-advisor, to be put at risk by the actions of any individual, officer or employee.

The Code applies to all officers or employees of SKY (collectively referred to as “Access Persons”) and provides guidance for personal investment activity and other activities that have the potential to create real or perceived conflicts of interest between Access Persons and SKY’s clients. The Code is designed to ensure that all Access Persons understand and honour their duty to place clients’ interests ahead of their own, as well as emphasize each Access Person’s statutory duty to act honestly and in good faith and comply with the law.

2.

Standards of Conduct

SKY has adopted the CFA Institute, (formerly the Association for Investment Management and Research) Code of Ethics and Standards of Professional Conduct as well as the Investment Counsel Association of Canada (ICAC) Function and Principles of The Profession of Investment Counsel (copies are attached). The firm and its Access Persons will conduct their affairs in a manner consistent with the objectives of these standards.

Please read these documents carefully in order to fully understand the commitment by SKY to each one of our clients in terms of our ethical and professional conduct.

3.

Conflicts of Interest

Access Persons must avoid any situation in which their personal interests conflict with their duties as officers or employees of SKY.  When faced with real or perceived conflicts of interest, Access Persons are required to exercise the business judgment of responsible persons, uninfluenced by considerations other than the best interests of SKY’s clients.

4.

Confidentiality

On joining SKY, Access Persons are required to pledge complete confidentiality and secrecy regarding SKY, its business and its clients with respect to:

1.

the identity of clients of SKY;

2.

all personal information regarding clients of SKY;

3.

information regarding the assets and holdings of clients of SKY;

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

4.

information regarding the investment objectives/profile, trading strategy, investment constraints and fee arrangements of clients of SKY;

5.

information regarding transactions that SKY undertakes or proposes to undertake for any of its clients of whatever description; and

6.

information regarding SKY’s investment strategies and model portfolios, except for information and particulars as SKY may expressly authorize an Access Person to disclose.

Access Persons are also required to agree that the above pledge of confidentiality shall remain equally binding upon the Access Person both during and after termination of employment with SKY and/or serving on the Board of Directors of SKY.

5.

Personal Trading Rules

All Access Persons are subject to special rules and restrictions with respect to trading in securities.  Access Persons must not use any non-public information about the model portfolios of SKY’s clients for direct or indirect personal benefit or in a manner that would not be in the best interests of SKY’s clients.  These include rules that deal with: pre-clearance and reporting of personal securities transactions; prohibited activities; initial and annual personal securities holdings reports; personal trading blackout periods; the provision of duplicate transaction confirmations; exempt securities; certifications of compliance; and breaches of the Code.

Access Persons also must not use their position in the company to obtain special treatment or investment opportunities not generally available to SKY’s clients or the public.

6.

Accounts to Which Pre-clearance and Reporting Apply

The requirement to pre-clear investment trades and/or report trades and holdings depends on whether the Access Person has a beneficial interest in an account and whether the Access Person provides investment advice or controls or influences investment decisions for an account. A beneficial interest is defined as an ownership interest in a security that includes the power to vote or dispose of the security and is intended to include a holder who enjoys the benefits of ownership although the securities may be held in another name.

➢

If an Access Person has a beneficial interest in an account and controls or influences investment decisions for the account, the Access Person is required to pre-clear trades and report trades and holdings (an example of this would be an investment account in the name of the Access Person for which the Access Person makes the investment decisions);

➢

If an Access Person has a beneficial interest in an account but does not control or influence investment decisions for the account, the Access Person is required to report trades and holdings but is not required to pre-clear trades (one example of this would be a discretionary investment account in the name of the Access Person with an independent investment adviser who makes the investment decisions on the account with no influence from the Access Person; another example would be a trust in which the Access Person is a beneficiary but is not the trustee and provides no advice to the trustee and does not control or influence the investment decisions of the trustee);

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

➢

If an Access Person has no beneficial interest in an account but provides advice or controls or influences investment decisions for the account, the Access Person is required to pre-clear trades and report trades and holdings (one example of this would be a “related account”, defined below, in which the Access Person has no beneficial interest but provides investment advice to the related party; another example would be a family trust where the Access Person is not a beneficiary but is the trustee making the investment decisions for the trust);

➢

If an Access Person has no beneficial interest in an account and does not provide advice or control or influence investment decisions for the account, the Access Person is not required to pre-clear trades or report trades and holdings (an example of this would be a related account where the Access Person does not provide investment advice).

Related accounts are accounts in which the beneficial interest is that of a spouse (including a common-law spouse); a child; a grandchild; a parent; a parent-in-law; a grandparent; a brother or sister of an Access Person; or a person in a relationship with an Access Person who shares a household with the Access Person.

As noted, the pre-clearance and reporting requirements apply to investments in other than exempt securities (defined in Section 11) for any related account for which investment advice has been provided by the Access Person. The reporting and pre-clearance requirements do not apply if the Access Person has not provided investment advice to the holder of the related account.

With respect to the provision of advice, Access Persons are reminded that they are not permitted to provide information on SKY’s investment strategies to any individual or entity other than clients of SKY. In addition, Access Persons who are investment professionals (Portfolio Managers, Fund Managers or Investment Analysts) are only permitted to provide investment advice in accordance with the standards of the CFA Institute (full Know Your Client information and appropriate documentation) and, accordingly, it is expected that any investment professional at SKY would not provide investment advice to an entity such as an investment club, non-profit entity, corporation or other entity unless such entities were clients of SKY.

While the requirements for pre-clearance and reporting for family trusts, where the Access Person is the trustee responsible for making investment decisions may seem onerous, the requirements are in place to ensure that no real or perceived conflicts of interest arise. If it is not possible to meet the pre-clearance and reporting requirements, the Access Person should consider stepping down from his or her duties as a trustee.

If you are uncertain about whether a beneficial interest exists or wish to obtain an exemption for a specific account, contact the, Chief Compliance Officer, (Jenny Witterick) for clarification of such matters. The Chief Compliance Officer will report all such occurrences to the Chair of the Board of Directors of SKY.

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

7.

Prohibited Activities

The following activities are prohibited:

•

violating Canada’s securities laws;

•

communicating any non-public information concerning the model portfolios of SKY’s clients or their investment trading to anyone outside of SKY (unless required to do so by law);

•

inducing clients to take, or fail to take, any action because of personal interests;

•

using knowledge of the make up of, or any proposed changes to, any of the model portfolios or any transactions in clients’ accounts that relate thereto, or any other transactions in clients’ accounts, to profit by the market effect thereof;

•

using one’s position in SKY to obtain special treatment or investment opportunities not generally available to SKY’s clients or the public;

•

trading to or from one of SKY’s clients;

•

short selling securities

•

accepting gifts in excess of $150;

•

trading in a security for which there is an unfilled order outstanding for any of SKY’s clients;

•

short term trading in investment funds (round trip trades within 5 days), as timing trades to take advantage of stale fund pricing is considered unethical; and

•

using derivatives to evade the restrictions imposed by this Code.

Other activities, which are not specifically listed, may still be inappropriate if they would place the Access Person in a real or perceived position of conflict with the best interests of SKY’s clients.  If uncertain about whether a particular activity may be prohibited, contact the Chief Compliance Officer who will advise the Access Person and report all such occurrences to the Chair of the Board of Directors.

8.

Requirement to Obtain Pre-Clearance for Personal Trades

All Access Persons must obtain written pre-clearance from the Chief Compliance Officer for a personal trade (including accounts for which the Access Person provides investment advice or controls or influences investment decisions).  The Chief Compliance Officer must obtain clearance and report transactions to the Chairman of the Board.  Only the securities listed below in the section entitled “exempt securities” are exempt from this pre-clearance process.  Access Persons are encouraged to contact the Chief Compliance Officer on any proposed trade in which they are uncertain as to whether it meets the criteria for “exempt securities”.

Trades will only be approved if the Chief Compliance Officer is satisfied that:

a)

The trade will not conflict with the best interests of SKY’s clients; and

b)

The investment opportunity has not been offered to the Access Person because of his or her position with SKY.

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

9.

Blackout Periods

SKY will establish a “blackout period” during which personal trading may not take place in situations where there is client specific investment activity in a security that may either be in progress or contemplated.

Access Persons must request approval for any personal trades (Step 1 of the Personal Trading Form) from the Chief Compliance Officer (Step 2). Once the trade has been executed, finalize the Personal Trading Form (Step 3) and submit it to the Chief Compliance Officer.

10.

Requirement to Provide Duplicate Transaction Confirmations

Duplicate transaction confirmations of each Access Person’s trading activity through their brokerage accounts, and the accounts for which they provide investment advice or control or influence investment decisions, must be distributed directly from the Access Person’s supplier of these services to the Chief Compliance Officer.

In order to facilitate this, all Access Persons are required to provide the Chief Compliance Officer with details of their account numbers, mailing address, contact name if applicable, and name (s) of the companies through which they transact securities. This applies to accounts registered in the Access Person’s name; accounts for which the Access Person, directly or indirectly, exercises investment or voting control (i.e. an account of a spouse, child and/or parent) and accounts in which the Access Person has a direct beneficial interest.

A letter will be drafted to the Access Person’s supplier of brokerage services to request that duplicate transaction confirmations be forwarded to SKY, attention Chief Compliance Officer, duly marked “Personal & Confidential”. The Access Person and or the associated party and the Chief Compliance Officer will sign this request letter.

The intent of this procedure is to allow for the full reconciliation of trading activity as reported by the Access Person’s supplier of brokerage services with the Personal Trading Forms (see Appendix A) in use by Access Persons. All information reported and collected in order to comply with this policy will be held in the strictest of confidence.

11.

Exempt Securities

Only the following securities are exempt from the pre-clearance and reporting procedures:

•

North American equities, excluding ADR’s

•

securities of mutual funds, segregated funds and pooled trust funds;

•

securities issued or guaranteed by the Government of Canada, or the government of any province in Canada;

•

securities issued or guaranteed by the Government of the United States, United Kingdom, Germany, Japan, France and Italy;

•

guaranteed investment certificates, certificates of deposit, and other deposits with financial institutions (although they may not technically be “securities”);

•

short-term debt securities maturing in less than 91 days from their date of issue;

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

•

options, futures or other derivatives on any approved broadly based market indices;

•

exchange traded funds; and

•

physical commodities or securities relating to those commodities.

The above securities have been designated as exempt securities because trading in those securities by Access Persons will generally not affect the price of the securities or limit their availability to SKY’s clients, or because trading in those securities by SKY’s clients will not provide a personal benefit to Access Persons.

12.

Quarterly Transaction Reports

Quarterly Transaction Reports of all personal securities transactions by Access Persons, including transactions in accounts in which the Access Person has a beneficial interest and accounts for which the Access Person provides advice or controls or influences investment decisions, must be submitted, in the prescribed form, (Appendix B) no later than 30 days after the close of the calendar quarter to the Chief Compliance Officer. An Access Person must file a Quarterly Transaction Report even when the Access Person has not engaged in any investment activity during the quarter covered by the report (i.e. a nil report).

13.

Quarterly Reporting to the Board

The Chief Compliance Officer, will provide a written report, quarterly, to the Board of Directors of SKY summarizing:

➢

Transactions for the period that required pre-clearance;

➢

Violations of the Code for the period under review;

➢

Disciplinary action imposed under the Code during the period under review;

➢

Changes in procedures recommended for the Code; and

➢

Transactions in proprietary funds

14.

Breach of Code

All Access Persons must report any violations of the Code that come to their attention to the Chief Compliance Officer. Any breach of the provisions of this Code, knowingly or unknowingly, may result in the issuance of a written warning, a revision of employment responsibilities, the forfeiture of any trading profits, the suspension or termination of employment, or any combination of the foregoing. Access Persons may also face punishment under Canada’s securities laws. Access Persons must co-operate fully in any investigations initiated by SKY under this Code or the securities regulators or other legal authorities.

15.

Certification by Access Persons

Each Access Person will be required to certify, at least annually, that he/she has read the CFA Code of Ethics and Standards of Professional Conduct; the Investment Counsel Association of Canada Function and Principles of The Profession of Investment Counsel; and SKY’s Code of Ethics for Personal Investing and that he/she understands the requirements outlined, including the consequences of a breach of the requirements, and agrees to comply with all applicable requirements (see Appendix C).

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

 Appendix A – Personal Trading Form

Sky Investment Counsel Inc.

Step 1:

Complete the following information before undertaking any personal trade or trades for associates and submit to SKY Authorized Personnel for approval.

I acknowledge and confirm to the Compliance Officer that I:

•

Do not possess material non-public information relating to the security;

•

Am not aware of any proposed trade or investment program relating to that security by any of our clients;

•

Believe the proposed trade is available to any market participant on the same terms; and

•

Will provide any other information requested by the Compliance Officer concerning the proposed personal trade.

Access Person’s Name:

____________________________________

Investment:

____________________________________

o

Buying

o

Selling

Number of Shares:

_________________

Expected Order Date:

_________________

Step 2:

To be completed by SKY’s Chief Compliance Officer:

•

This trade complies with the “blackout rules”

•

There are no outstanding orders for these shares for Sky clients.

Jennifer Witterick

Signature:

______________________

Date:

________________

Time:

________________

Step 3: Access Person to complete the following information upon completion of trade:

Investment:

__________________

Transaction Trade Date:

____________________

__________________

Number of shares:

____________________

Price per share:

____________________

o

Bought

o

Sold

___________________________

______________________

_____________

Access Person’s Name (Please print)

Access Person’s Signature

Date

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

Appendix B – Quarterly Transaction Report

Sky Investment Counsel Inc.

Quarterly Transaction Report

PURCHASE OR SALE	EQUITY OR BOND	DATE	EXCHANGE	SYMBOL	DESCRIPTION OR NAME

_____________________________

______________________

________________

Access Person’s Name (Please print)

Access Person’s Signature

Date

Code of Ethics for Personal Investing

Current Policies, Standards & Procedures

Appendix C – Certification by Access Person

Sky Investment Counsel Inc.

To:

Chief Compliance Officer

Sky Investment Counsel Inc.

I have received and read the following documents:

o

Sky Investment Counsel Inc. Code of Ethics for Personal Investing

o

CFA Institute (formerly Association for Investment Management and Research) Code of Ethics and Standards of Professional Conduct;

o

Function and Principles of the Profession of Investment Counsel

I acknowledge that I fully understand these documents, and I hereby agree that, as an officer or employee of Sky Investment Counsel Inc., (“an Access Person”) I will adhere to the requirements as outlined.

I understand that failure to abide by this Code of Ethics for Personal Investing may result in disciplinary action, including the possibility of termination of employment.

Dated at Toronto, Ontario, this ____________day of _________________2007.

_____________________________

______________________

Access Person’s Name (Please print)

Access Person’s Signature